UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2011
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Third Amended and Restated Omnibus Agreement
     In connection with the completion of the Transactions described in Item 2.01, below, on June 10, 2011, Exterran Partners, L.P. (the “Partnership” or “we”) entered into a Third Amended and Restated Omnibus Agreement with Exterran Holdings, Inc. (“EXH”), Exterran Energy Solutions, L.P. (“EESLP”), Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”) and EXLP Operating LLC (“EXLP Operating”). The Third Amended and Restated Omnibus Agreement amends and restates the Second Amended and Restated Omnibus Agreement, dated as of November 10, 2009 and as amended on August 11, 2010, and governs several relationships between us and EXH, including:
1.	Certain agreements not to compete between us and our affiliates, on the one hand, and EXH and its affiliates, on the other hand;

2.	EXH’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run our business and our obligation to reimburse EXH for the provision of such services, subject to certain limitations;

3.	The terms under which we, EXH and our respective affiliates may transfer compression equipment;

4.	The terms under which we may purchase newly-fabricated compression equipment from EXH’s affiliates;

5.	EXH’s licensing of certain intellectual property to us, including our and EXH’s logos; and

6.	Our obligation to indemnify EXH for certain liabilities, and EXH’s obligation to indemnify us for certain liabilities.
     The Third Amended and Restated Omnibus Agreement amends the Second Amended and Restated Omnibus Agreement to, among other things, (1) increase the cap on selling, general and administrative costs allocable from EXH to us based on such costs incurred by EXH on our behalf from $7.6 million per quarter to $9.0 million per quarter and (2) extend the term of the caps on our obligation to reimburse EXH for selling, general and administrative costs and operating costs EXH allocates to us based on such costs EXH incurs on our behalf for an additional year such that the caps will now terminate on December 31, 2012.
Relationships
     Each of the parties to the Third Amended and Restated Omnibus Agreement other than EXH is a direct or indirect subsidiary of EXH. As a result, certain individuals, including officers and directors of EXH and GP LLC, serve as officers and/or directors of more than one of such entities. Also, EXH holds an approximate 2% general partner interest and incentive distribution rights in us through its indirect ownership of GP, our general partner.
Item 2.01 Completion of Acquisition or Disposition of Assets
     As previously reported, on May 23, 2011, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with EXH, Exterran Energy Corp., Exterran General Holdings, LLC, EESLP, EES Leasing LLC, EXH GP LP LLC, GP LLC, EXH MLP LP LLC (“MLP LP LLC”), GP, EXLP Operating and EXLP Leasing LLC (“EXLP Leasing”). The Contribution Agreement is incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on May 24, 2011. Pursuant to the Contribution Agreement, on June 10, 2011, we and the other parties to the Contribution Agreement completed the following transactions (collectively, the “Transactions”):
     1. A series of conveyances, contributions and distributions by EESLP to various parties to the Contribution Agreement and ultimately to EXLP Operating and EXLP Leasing of: (a) specified compression services customer contracts and compression equipment used to provide compression services under those contracts, (b) certain other compression equipment leased by us from EESLP and (c) a natural gas processing plant with a capacity of 8 million cubic feet per day and a related long-term processing services agreement;
     2. Our payment of $62.2 million in cash;
     3. Our issuance of 50,973 general partner units in the Partnership (“General Partner Units”) to GP; and
     4. EXLP Operating’s assumption and repayment of $159.4 million of EXH’s debt.
     The Conflicts Committee of the Board of Directors of GP LLC, acting pursuant to delegated authority under our First Amended and Restated Agreement of Limited Partnership, as amended, approved the terms of the Contribution Agreement and the Transactions. The description in Item 1.01 above of the relationships between the parties to the Third Amended and Restated Omnibus Agreement and the description in Item 2.03 below of our and EXLP Operating’s financing of the Transactions are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On June 10, 2011, EXLP Operating assumed $159.4 million of EXH’s debt in connection with the Transactions described in Item 2.01 and repaid that debt in full with borrowings under EXLP Operating’s senior secured revolving credit facility.
Item 7.01 Regulation FD Disclosure
     On May 31, 2011, we completed the sale of 5,000,000 common units in a public underwritten offering. In connection with this sale and as permitted under our Partnership Agreement, on June 10, 2011, we issued 101,676 General Partner Units to GP in consideration of the continuation of GP’s approximate 2.0% general partner interest in the Partnership. Approximately half of such units were issued as a portion of the consideration for the assets we acquired pursuant to the Transactions, as described in Item 2.01 above. We received a capital contribution from GP in the amount of $1.3 million as consideration for the remainder of such units.
     On June 10, 2011, we announced the closing of the transactions described in Items 1.01, 2.01 and 2.03above. A copy of the press release is filed as Exhibit 99.1 hereto.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
(b) Pro Forma Financial Information
     The financial statements required by Items 9.01(a) and 9.01(b) were included in Item 9.01 of our Current Report on Form 8-K filed on May 24, 2011.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated June 10, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
By:	Exterran General Partner, L.P., its general partner

By:	Exterran GP LLC, its general partner

(Registrant)
June 13, 2011	By:	/s/ Michael J. Aaronson
Michael J. Aaronson
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated June 10, 2011